Exhibit 23.2
CONSENT OF NETHERLAND, SEWELL & ASSOCIATES, INC.
     We hereby consent to the use of our reports dated March 21 and 22, 2006 regarding Torch Energy Royalty Trust interest for the year ended December 31, 2005 and to reference to our firm included in this Form 10-K.

Netherland, Sewell and Associates, Inc.
By:	/s/ Danny D. Simmons
Danny D. Simmons
Executive Vice President

Houston, Texas
March 29, 2006